EXHIBIT 10.9

AMENDMENT NO. 1 TO THE OMNIBUS AGREEMENT

THIS AMENDMENT NO. 1 TO THE OMNIBUS AGREEMENT DATED OCTOBER 30, 2001 (the “Omnibus Agreement) among Penn Virginia Corporation, Penn Virginia Resource GP, LLC, Penn Virginia Operating Co., LLC and Penn Virginia Resource Partners, L.P., dated as of December 19, 2002 (this “Amendment”), is entered into and effectuated by Penn Virginia Corporation, a Virginia corporation (“Penn Virginia Corporation”), Penn Virginia Resource GP, LLC, a Delaware limited liability company (including any permitted successors and assigns under the MLP Agreement (as defined in the Omnibus Agreement), the “General Partner”), for itself and on behalf of the MLP in its capacity as general partner, Penn Virginia Operating Co., LLC, a Delaware limited liability company (the “OLLC”), and Penn Virginia Resource Partners, L.P. a Delaware limited partnership (the “MLP”). Capitalized terms used but not defined herein are used as defined in the Omnibus Agreement.

WHEREAS, Peabody Energy Corporation, a Delaware corporation (“Peabody”), Eastern Associated Coal Corp., a West Virginia corporation and indirect wholly-owned subsidiary of Peabody, Peabody Natural Resources Company, a Delaware general partnership and indirect wholly-owned subsidiary of Peabody, and the MLP have entered into a Purchase and Sale Agreement of even date herewith and certain related agreements whereby Peabody will obtain one newly created seat on the board of directors of the General Partner; and

WHEREAS, the parties to the Omnibus Agreement deem it in their best interest to effect this Amendment in order to clarify that Peabody shall not be deemed to be a Penn Virginia Entity for purposes of the Omnibus Agreement; and

WHEREAS, the Conflicts Committee has approved this Amendment.

NOW, THEREFORE, the Omnibus Agreement is hereby amended as follows:

1. The definition of “Penn Virginia Entities” in Section 1.1(b) is hereby amended by deleting the “.” at the end of the defined term and adding the following language:

“and, for purposes of this Agreement, Peabody Energy Corporation and its Subsidiaries.”

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

PENN VIRGINIA CORPORATION

By:
Name: Title:

PENN VIRGINIA RESOURCE GP, LLC

By:
Name: Title:

PENN VIRGINIA OPERATING CO., LLC

By:	Penn Virginia Resource Partners, L.P., its sole member
By: Penn Virginia Resource GP, LLC, its general partner
By: Name: Title:

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its general partner
By: Name: Title:

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